Exhibit (p)(3)
[GRAPHIC OMITTED]

                                        Deutsche Asset
                                        Management -
                                        U.S. Code of
                                        Ethics


                                        Level 3



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                                Table of Contents


I.  OVERVIEW............................................................................1
II.  GENERAL RULE.......................................................................2
III.  DEFINTIONS........................................................................3
IV.  RESTRICTIONS.......................................................................4
   A.  General..........................................................................5
   B.  Specific Blackout Period Restrictions............................................5
     SAME-DAY RULE......................................................................5
     7-DAY RULE.........................................................................5
     G-CUBE RULE........................................................................6
     EXCEPTIONS TO BLACKOUT PERIODS.....................................................6
   C.  New Issues (IPOs)................................................................7
   D.  Short -Term Trading..............................................................7
     30-DAY RULE........................................................................7
   E.  Restricted List..................................................................8
   F.  Private Placements...............................................................8
V.  COMPLIANCE PROCEDURES...............................................................9
   A.  Designated Brokerage Accounts....................................................9
   B.  Pre-Clearance....................................................................9
   C.  DWS Investments Mutual Fund Holdings............................................10
   D.  Reporting Requirements..........................................................10
     (i)  Disclosure of Employee Related Accounts/Provision of Statements..............10
     (ii)  Quarterly Personal Securities Trading Reports ("PSTs")......................10
     (iii)  Annual Acknowledgement of Personal Securities Holdings.....................11
     (iv)  Annual Acknowledgement of Accounts..........................................12
   E.  Confirmation of Compliance with Policies........................................12
VI.  OTHER PROCEDURES/RESTRICTIONS.....................................................12
   A.  Service on Boards of Directors..................................................12
   B.  Outside Business Affiliations...................................................13
   C.  Executorships...................................................................13
   D.  Trusteeships....................................................................13
   E.  Custodianships and Powers of Attorney...........................................14
   F.  Gifts and Entertainment.........................................................14
   G.  Rules for Dealing with Governmental Officials and Political Candidates..........15
   H.  Confidentiality.................................................................16
VII.  SANCTIONS........................................................................17
VIII.  INTERPRETATIONS AND EXCEPTIONS..................................................17
IX.  APPENDIX..........................................................................18
   SCHEDULE A..........................................................................18
   SCHEDULE B: Supplement to the DeAM Code of Ethics...................................19
   SCHEDULE C:  DeAM - U.S. Code of Ethics Sanctions...................................20



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                            DEUTSCHE ASSET MANAGEMENT
                               U.S. CODE OF ETHICS
--------------------------------------------------------------------------------


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I.  OVERVIEW
--------------------------------------------------------------------------------

The Deutsche Asset Management - U.S. Code of Ethics ("the Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM", or the "Firm").(1)

The provisions of the Code shall apply to all DeAM Employees in the U.S., as categorized in the Definition Section (Section III) and such other employees as the Compliance Department ("Compliance")(2) may determine from time to time. The Code supplements the Deutsche Bank Americas Code of Professional Conduct and the Deutsche Asset Management Compliance Policies and Procedures available at the following links:

DB Americas Code of Professional Conduct https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be8005bf32/Americas+Code+ of+Professional+Conduct.pdf

DB Policy Portal (GPAG)
https://dbpolicyportal.intranet.db.com/gpag/navigation/main.iface

Each Employee must observe these policies, as well as abide by the additional principles and rules set forth in the Code, and any other applicable legal vehicle or division specific policies and obligations.

It is essential that all Deutsche Bank employees understand and adhere to Deutsche Bank's commitment to act with fairness, decency and integrity in all of its business dealings. As part of this commitment, Deutsche Bank has introduced the Deutsche Bank Global Compliance Core Principles ("GCCP"). The GCCP set forth core principles regarding a wide range of regulatory and conduct related issues, and provide guidance to promote the highest standards of ethical conduct. This document is available at the following link:

https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be80034b25/Global_
Compliance_DB+Group_+Global+Compliance+Core+Principles.pdf

All Deutsche Bank employees are expected to review and act in compliance with the GCCP.

------------------------

(1) Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Asset Management Inc., Deutsche Investment Management Americas Inc. and DWS Trust Company

(2) "Compliance" refers to the DB Americas centralized Compliance Unit (generally referred to herein as "Central Compliance," and/or its unit specifically designated to the DeAM business unit: "DeAM Compliance").

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The Code and any amendments thereof will be provided to all employees of DeAM.
All employees must acknowledge receipt of the Code within ten (10) days of hire and on an annual basis at a time set forth by DeAM Compliance, within the Code of Ethics Annual Acknowledgement. All employees must also acknowledge receipt of any amendments made to the Code if such determination is made by DeAM Compliance that such acknowledgement should occur prior to the next Code of Ethics Annual Acknowledgement period.

You may find the latest version of the Code at the following link:

https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be8005e1b3/Americas_
Compliance_Asset+Management_Code+of+Ethics.pdf

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II.  GENERAL RULE
--------------------------------------------------------------------------------

DeAM Employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity. We will at all times conduct ourselves with integrity and distinction, putting first the interests of our clients.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the exclusive benefit of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in the Code.

|_| There must be no conflict, or appearance of conflict, between the self-interest of any Employee and the responsibility of that Employee to Deutsche Bank, its shareholders or its clients.(3)

|_| Employees must never improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

DeAM Employees are required to comply with applicable U.S. federal securities laws and may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Employee (as defined below) shall conduct any of the following acts upon a client account:

         o        To employ any device, scheme or artifice to defraud;


---------------------------

(3) The rules herein cannot anticipate all situations which may involve a possible conflict of interest. If an Employee becomes aware of a personal interest that is, or might be, in conflict with the interest of a client, that person should disclose the potential conflict to DeAM Compliance or Legal prior to executing any such transaction.

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         o        To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;

         o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

         o        To engage in any manipulative practice.

Any violations of the Code of Ethics must be reported to designated DeAM Compliance person. The DeAM Chief Compliance Officer will receive periodic reports of all violations of the Code of Ethics.

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III.  DEFINTIONS
--------------------------------------------------------------------------------

A.       "Investment Personnel" shall mean and include:

         Portfolio Managers, traders, analysts (and other Employees who work directly with Portfolio Managers in an assistant capacity) and others as may be determined by DeAM Compliance. As those responsible for making investment decisions (or participating in such decisions) in client accounts or providing information or advice to Portfolio Managers or otherwise helping to execute or implement the Portfolio Managers' recommendations, Investment Personnel occupy a comparatively sensitive position, and thus, additional rules outlined herein apply to such individuals.

B.       "Access Person" shall mean and include:

         (i) Officers and directors of DeAM entities and officers and directors of DeAM-sponsored investment companies who are affiliated persons of DeAM entities. Also included are Employees of these entities who have access to timely information relating to investment management activities, research and/or client portfolio holdings as well as those who in the course of their job regularly receive access to client trading activity (this would generally include members of the Investment Operations and Treasurer's Offices). Also included here are persons in a control relationship (as defined in Section 2(a)(9) of the Act) to DeAM who obtain information concerning investment recommendations made to any client account.

         (ii) Any other personnel with responsibilities related to the asset management business or frequent interaction with Access Persons or Investment Personnel as determined by DeAM Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as well as certain long-term temporary Employees and consultants).

C.       "Non-Access Person" shall mean and include:

         DeAM personnel who are not defined in Section III A. or B. above, who have access to neither client trading activity nor recommendations made in relation to any client account or as further determined by DeAM Compliance.



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D.       "Employees" is a general term which shall include all DeAM employees, including Investment Personnel, Access Persons and Non-Access Persons as well as those non-DeAM employees who are subject to this Code of Ethics (see III.B.(ii) above).

E. "Accounts" shall mean all securities accounts, whether brokerage or otherwise, securities held directly outside of accounts and shall include open-end and closed-end Mutual Fund accounts.

F. "Employee Related Account" of any person subject to the Code shall mean:

             (i)   The Employee's own Accounts;
             (ii) The Employee's spouse's/domestic partner's Accounts and the Accounts of minor children and other relatives living in the Employee's home;
             (iii) Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
             (iv) Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner exercises investment discretion or direct or indirect influence or control.

         NOTE: ANY PERSON SUBJECT TO THE CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

G. "Securities" shall include equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), futures, commodities, securities indices, exchange-traded funds, government and municipal bonds and similar instruments, but do not include:

             (i) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

H. "Mutual Funds" shall include all mutual funds (open-end and closed-end mutual funds), but will exclude:

             (i) Shares of open-end money market mutual funds (unless otherwise directed by DeAM Compliance).

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IV.  RESTRICTIONS
--------------------------------------------------------------------------------

For purposes of the Code, a prohibition or requirement applicable to any Employee applies also to transactions in Securities and Mutual Funds for any of that Employee's Employee Related Accounts, including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F.).



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A.       General

         (i) The Basic Policy: Employees have a personal obligation to conduct their investing activities and related Securities and Mutual Fund transactions lawfully and in a manner that avoids actual or potential conflicts between their own interests and the interests of Deutsche Asset Management and its clients. Employees must carefully consider the nature of their DeAM responsibilities - and the type of information that he or she might be deemed to possess in light of any particular Securities and Mutual Fund transaction - before engaging in that transaction.

         (ii) Material Nonpublic Information: Employees in possession of material nonpublic information about or affecting Securities or their issuer are prohibited from buying or selling such Securities or advising any other person to buy or sell such Securities. See also Information Security Policy.

                  Information Security Policy

                  https://dbpolicyportal.intranet.db.com/gpag/pdf/
                  0901e5be80018963/Global_Group+Technology_Information+Security+
                  Policy+(English+Language+Version).pdf

         (iii) Corporate and Departmental Restricted Lists: Employees are not permitted to buy or sell any Securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable DeAM restricted lists. See "Restricted List" below.

         (iv) "Front Running:" Employees are prohibited from buying or selling Securities, Mutual Funds or other instruments in their Employee Related Accounts so as to benefit from the Employee's knowledge of the Firm's or a client's trading positions, plans or strategies, or forthcoming research recommendations.

B.       Specific Blackout Period Restrictions

         (i) SAME-DAY RULE: Investment Personnel and Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn.

         (ii) 7-DAY RULE: Investment Personnel shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security is traded (or contemplated to be traded) for by a client account with which the individual is associated.



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         (iii)    G-CUBE RULE: Investment Personnel and other persons with real time access to a global research sharing system platform shall not effect the purchase or sale of a Security for an Employee Related Account within seven calendar days before or seven calendar days after the same Security (a) is added to/deleted from or has its weighting changed in the "Model" Portfolio; or
                  (b) has its internal rating upgraded or downgraded; or (c) has research coverage initiated.

         (iv) Employees must always act to avoid any actual or potential conflict of interest between their DeAM duties and responsibilities and their personal investment activities. To avoid potential conflicts, absent specific written approval from their Managing Officer(4) and DeAM Compliance, Employees should not personally invest in Securities issued by companies with which they have significant dealings on behalf of DeAM, or in investment vehicles sponsored by the companies. Additional rules that apply to Securities transactions by Employees, including the requirement for Employees to pre-clear personal Securities transactions and rules regarding how Employee Related Accounts must be maintained, are described in more detail later in this Code of Ethics.

         (v) Deutsche Bank Securities: During certain times of the year, all Deutsche Bank Employees are prohibited from conducting transactions in the equity and debt Securities of Deutsche Bank, which affect their beneficial interest in the Firm. Central Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement and end after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

         (vi) EXCEPTIONS TO BLACKOUT PERIODS (above items i, ii, and iii only)

                  The following are exempt from the specified blackout periods:

                           |_| The purchase or sale of 500 shares or less in companies comprising the S&P 500 Index;

                           |_| ETFs (Exchange-Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

                           |_|      Government and municipal bonds;

                           |_|      Currency and Interest Rate Futures;

                           |_|      Securities indices;


---------------------

(4) For purposes of this policy, "Managing Officer" is defined as an officer of at least the Managing Director level to whom the Employee directly or indirectly reports, who is in charge of the Employee's unit (e.g., a Department Head, Division Head, Function Head, Group Head, General Manager, etc).

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                           |_|      Shares purchased under an issuer sponsored
                                    Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;

                           |_| To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and

                           |_| Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

                  Note: Transactions in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.

C.       New Issues (IPOs)

         Investment Personnel, Access Persons and Non-Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

D.       Short -Term Trading

         Employees must always conduct their personal trading activities lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives. Deutsche Bank generally discourages short-term trading strategies, and Employees are cautioned that such strategies may inherently carry a higher risk of regulatory and other scrutiny. In any event, excessive or inappropriate trading that interferes with job performance or compromises the duty that Deutsche Bank owes to its clients and shareholders will not be tolerated.

         30-DAY RULE: Employees are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities and closed-end Mutual Funds within 30 calendar days. This requirement also applies to all funds (open-end or closed-end) of DWS Investments. The 30-day holding period also applies to each short vs. the box sale, which is the only short sale permitted activity. Therefore, for purposes of this section, the assumption is a last in, first out (LIFO) order of transaction in a particular Security and/or Mutual Fund.

         Mutual Funds subject to periodic purchase plans can be sold once within 30 calendar days after a periodic purchase.

         The following are exempted from this restriction:

                  |_| Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;

                  |_| To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities;



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                  |_|      Securities purchased under an employer sponsored
                           stock purchase plan;

                  |_| Securities pre-cleared and purchased with a specific stop-limit provision attached,

                  |_| Fixed Income Mutual Funds investing in government bonds with "short-term" in their name; and,

                  |_| Open-end Mutual Funds other than DWS Investments Mutual Funds.

E.       Restricted List

         The Corporate Restricted List is comprised of securities in which the normal trading or recommending activity of and its employees is prohibited or subject to specified restrictions. While the Corporate Restricted List is distributed extensively within DB and posted on the intranet, its composition is generally considered and should not be shared outside of DB.

         All Deutsche Bank Employees are prohibited from buying or selling for their Employee Related Accounts any Securities that are as such restricted on the Corporate Restricted List and/or other applicable departmental restricted lists. The Corporate Restricted List is available on the intranet at:

         http://cct-grl-prd.svc.btco.com/corp/cct/grl/grl_init.htm

         (It is also available through the "Americas Portal" at http://americasportal.cc.db.com/ listed under "Employee Trading".)

         Please see Restricted List Policy.

         Restricted List Policy

         http://docbase.backoff.nyc.dbna.com/Policy:/DBA%20Compliance/Asset%
         20Management/DB%20Docs/C.%20Effective/DBA%20Compliance_Asset%20
         Management_Policy_Restricted%20List

F.       Private Placements, Private Investment Partnerships and other Private
         Interests

         Prior to effecting a transaction in private Securities (i.e., Securities not requiring registration with the Securities and Exchange Commission and sold directly to the investor), or purchasing or subscribing for interests of any kind in a privately held company, private investment partnership, or industrial/commercial property, all Employees must first, in accordance with Deutsche Bank policy, obtain the approval of his/her supervisor and then pre-clear the transaction with the Central Compliance Department, including completing the questionnaire in Employee Trade Request System ("ETR"). Any new Employee who holds an interest in any of the above, must disclose such holdings to the Compliance Department within 10 days of employment.



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         Interests in private Securities, privately held companies, investment partnerships, and industrial/commercial property, other than family partnerships, will typically be expected to involve passive holdings of 5% of the entity, where the Employee does not participate in any way in the solicitation of investors or capital raising and does not serve in the management or on the board of directors of such entity.

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V.  COMPLIANCE PROCEDURES
--------------------------------------------------------------------------------

A.       Designated Brokerage Accounts

         All Employees must obtain the explicit permission of the Central Compliance Department prior to opening a new Employee Related Account. Upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts (as previously defined) to Central Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

         Under no circumstance is an Employee permitted to open or maintain any Employee Related Account that is undisclosed to Compliance. Also, the policies, procedures and rules described throughout this Code of Ethics apply to all Employee Related Accounts.

         Accordingly, all Employees are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank Employee and Employee-Related Accounts Trading Policy, including directing their brokers to supply duplicate copies of transaction confirmations and periodic account statements, as well as additional division-specific requirements, if any.

         Employee and Employee-Related Accounts Trading Policy

         https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be80012606/U.S.+
         Policy+on+Employee+and+Employee-Related+Accounts+Trading.pdf

B.       Pre-Clearance

         Proposed Securities and closed-end Mutual Fund transactions must be pre-cleared by all Employees with the Central Compliance Department (and approved by a Supervisor) in accordance with the Deutsche Bank Employee/Employee-Related Trading Policy via the intranet based Employee Trade Request ("ETR") system prior to their being placed with the broker. Such approvals are good only for the day on which they are issued. Employees are personally responsible for ensuring that the proposed transaction does not violate the Firm's policies or applicable securities laws and regulations by virtue of the Employee's Deutsche Bank responsibilities or information he or she may possess about the Securities or their issuer.

         The following are exempted from the pre-clearance requirement:



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                  |_|      Open-end Mutual Funds;

                  |_|      Direct obligations of the Government of the United
                           States;

                  |_| Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;

                  |_| Accounts expressly exempted by Central Compliance which are managed under the exclusive direction of an outside money manager;

                  |_| Securities pre-cleared and purchased with a specific stop-limit provision attached do not require additional pre-clearance prior to execution;

                  |_| To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of Securities; and

                  |_| Securities purchased under an employer sponsored stock purchase plan.

C.       DWS Investments Mutual Fund Holdings

         All Employees are required to maintain their holdings of DWS Investments Mutual Funds in the Deutsche Bank 401(k) Plan, in E*Trade, Charles Schwab, or Deutsche Bank Alex Brown brokerage accounts, or directly with DWS Investments.

D.       Reporting Requirements

         (i)      Disclosure of Employee Related Accounts/Provision of
                  Statements

                  As stated in Section V. COMPLIANCE PROCEDURES (A. Designated Brokerage Accounts) above, upon joining Deutsche Bank, new Employees are required to disclose all of their Employee Related Accounts to Central Compliance, and must carry out the instructions provided to conform such Accounts, if necessary, to Deutsche Bank policies.

                  In addition, pursuant to Rule 17j-1 of the Act, no later than ten (10) days after an individual becomes an Employee (i.e., joining/transferring into DeAM, etc.), he or she must also complete and return a "Personal Securities Holdings Report" (filed during the "new hire" Code of Ethics Annual Acknowledgement) for Securities and Mutual Fund holdings to DeAM Compliance (see iii. Annual Acknowledgement of Personal Securities Holdings below).

         (ii)     Quarterly Personal Securities Trading Reports ("PSTR")



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                  Pursuant to Rule 17j-1 of the Act, within thirty (30) days of the end of each calendar quarter, all Employees must submit to DeAM Compliance a PSTR for Securities and closed-end Mutual Fund transactions, unless exempted by a division-specific requirement, if any.

                  Personal transactions in DWS Investments funds and funds advised by DWS Investments and well as transactions in any off-shore funds must be included in this report.

                  All PSTRs that have reportable personal Securities and closed-end Mutual Fund transactions for the quarter will be reviewed by the appropriate designated supervisory and/or Compliance person. Employees that do not have any reportable transactions in a particular quarter must indicate as such in the reporting system for the respective quarter.

                  The following types of transactions do not have to be reported:

                  o Transactions effected in an account in which the employee has no direct or indirect influence or control (i.e. discretionary/managed accounts) do not have to be reported.

                  o Transactions in Mutual Funds subject to periodic purchase plans are not required to be reported quarterly, but holdings may still require reporting annually (see iii. below).

                  o Transactions effected pursuant to an automatic investment plan or as a result of a dividend reinvestment plan do not have to be reported.

                  o        Transactions in the following:
                           o   Bankers' Acceptances;
                           o   Bank Certificates of Deposits (CDs);
                           o   Commercial Paper;
                           o   Money Markets;
                           o   Direct Obligations of the U.S. Government;
                           o High Quality, Short-Term Debt Instruments (including repurchase agreements); and,
                           o Open-End Mutual Funds other than DWS Investments Mutual Funds, funds advised by DWS Investments, and off-shore funds (unless specifically directed by DeAM Compliance)

         (iii)    Annual Acknowledgement of Personal Securities Holdings

                  All Employees must submit to DeAM Compliance on an annual basis at a date specified by DeAM Compliance, a Personal Securities Holdings Report for all Securities and closed-end Mutual Fund holdings, unless exempted by a division-specific requirement, if any.

                  A new employee must submit this report within ten (10) days of hire or rehire. This report must be submitted once within each twelve (12) month period and the information submitted must be current within forty-five (45)



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                  calendar days of the report or forty-five (45) days prior to the hire date, in the case of a new employee.

                  Personal holdings in DWS Investments funds and funds advised by DWS Investments and well as holdings in any off-shore funds must be included in this report.

                  All Personal Securities Holdings will be reviewed by the appropriate designated supervisory and/or DeAM Compliance person. Employees that do not have any reportable securities holdings must indicate as such in the reporting system.

                  The following types of holdings do not have to be reported:

                  o Securities held in accounts over which the employee had no direct or indirect influence or control (i.e. discretionary/managed accounts) do not require reporting.
                  o        Bankers' Acceptances;
                  o        Bank Certificates of Deposits (CDs);
                  o        Commercial Paper;
                  o        Money Markets;
                  o        Direct Obligations of the U.S. Government;
                  o High Quality, Short-Term Debt Instruments (including repurchase agreements); and,
                  o Open-End Mutual Funds other than DWS Investments Mutual Funds, funds advised by DWS Investments, and off-shore funds (unless specifically directed by DeAM Compliance)

         (iv)     Annual Acknowledgement of Accounts

                  Once each year, at a date to be specified by Central Compliance, each Employee must acknowledge that they do or do not have brokerage and Mutual Fund Accounts. Employees with brokerage and Mutual Fund Accounts must acknowledge each Account.

E.       Confirmation of Compliance with Policies

         Annually, each Employee is required to acknowledging that he or she has received the Code, as amended or updated, and confirm his or her adherence to it. Understanding and complying with the Code and truthfully completing the Acknowledgment is the obligation of each Employee. Failure to perform this obligation may result in disciplinary action, including dismissal, as well as possible civil and criminal penalties. (See Section I. OVERVIEW)

--------------------------------------------------------------------------------
VI.  OTHER PROCEDURES/RESTRICTIONS
--------------------------------------------------------------------------------

A.       Service on Boards of Directors



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         Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the appropriate DeAM product head and DeAM Compliance, based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

         DeAM Compliance will periodically present updates on such information to the DeAM Investment Committee for review and approval.

         Please see the Outside Business Activities and Affiliations Policy below.

B.       Outside Business Affiliations

         Employees may not maintain outside business affiliations (e.g., officer, director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer and DeAM Compliance. Employees may not engage in any activities on behalf of an approved outside business affiliation during company time or while using DeAM property (e.g., e-mail, internet) other than on a purely deminimus basis.

         Outside Business Activities and Affiliations Policy

         https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be8005bf74/
         Compliance_DBA_Policy_Outside+Business+Affiliations.pdf

    C.   Executorships

         As a general rule, DeAM discourages acceptance of executorships by members of the organization. However, family relationships may make it desirable to accept executorships under certain wills. In all cases (other than when acting as Executor for one's own spouse, domestic partner, parent or spouse's or domestic partner's parent), it is necessary for the individual to have the written authorization of the appropriate senior officer of the respective business unitand DeAM Compliance.

         Authorization to serve as an executor may be given in situations assuming that arrangements for the anticipated workload can be made without undue interference with the individual's responsibilities to DeAM. For example, this may require the employment of an agent to handle the large amount of detail which is usually involved. In such a case, the Firm would expect the individual to retain the commission. There may be other exceptions which will be determined based upon the facts of each case.

         Please see the Outside Business Activities and Affiliations Policy above.

D.       Trusteeships



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         All trusteeships must have the written approval of the Firm and must be reported in writing to Compliance.

         The Firm will normally authorize Employees to act as trustees for trusts of their immediate family. Other non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

         Please see the Outside Business Activities and Affiliations Policy above.

E.       Custodianships and Powers of Attorney

         It is expected that most custodianships will be for minors of an individual's immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However, the written approval of DeAM is required for all other custodianships. All such existing or prospective relationships must be reported in writing to Compliance.

         Entrustment with a Power of Attorney to execute Securities transactions on behalf of another requires written approval of Compliance. Authorization will only be granted if DeAM believes such a role will not be unduly time consuming or create conflicts of interest.

         Please see the Outside Business Activities and Affiliations Policy above.

F.       Gifts and Entertainment

         Giving and receiving gifts and entertainment can create a conflict of interest or the appearance of a conflict of interest and may, in some instances, violate the law(5). Employees may not accept or give gifts, entertainment, or other things of material value that would create the appearance that the gift or entertainment is intended to influence or reward the receipt of business, or otherwise affect an employee's decision-making.

         Gifts offered or received which have no undue influence on providing financial services may be permitted in accordance with the Gifts, Entertainment, and Charitable Donations Policy. In addition, special circumstances may apply to Employees acting in certain capacities within the organization.(6)

         Gifts, Entertainment, and Charitable Donations Policy

------------------------

(5) Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper payments or gifts. If you receive or are offered an improper payment or gift, or if you have any questions as to the application or interpretation of Deutsche Bank's rules regarding the acceptance of gifts, you must bring the matter to the attention of the Compliance Department.

(6) In accordance with regulations and practices in various jurisdictions, as well as the rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc. certain Employees may be subject to more stringent gift-giving and receiving guidelines. In general, these rules apply to the receipt of gifts by and from "associated persons" or where such gratuity is in relation to the business of the employer. If you have any questions regarding your role relative to these rules contact the Compliance Group.


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         https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be8005e111/Gifts,
         +Entertainment+&+Charitable+Donations+Policy+Final+11.4.08.pdf

         Gifts and Entertainment to Public/Government Officials, Taft Hartely Union Officials and ERISA Plans and their Fiduciaries

         The Department of Labor and other governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In many cases, the giving of gifts or entertainment to these entities or individuals will be prohibited. Please see the Gifts, Entertainment, and Charitable Donations Policy for further details.

         Non-Cash Compensation

         Employees, Registered Representatives and Associated Persons of Deutsche Asset Management broker-dealer affiliates must also comply with National Association of Securities Dealers, Inc. (NASD(R)) Rules governing the payment of Non-Cash Compensation. Non-Cash Compensation encompasses any form of compensation received in connection with the sale and distribution of variable contracts and investment company securities that is not cash compensation, including, but not limited to, merchandise, gifts and prizes, travel expenses, meals and lodging.

                  For more information on the policy refer to the DeAM Investor Services, Inc. Written Supervisory Procedures Manual.

G.       Rules for Dealing with Governmental Officials and Political Candidates

         (i)      Corporate Payments or Political Contributions

                  No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank or influencing any decision on its behalf.

                  o The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore Deutsche Bank departments may not make contributions to U.S. Federal political parties or candidates.

                  o Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, the prior approval of a member of the DeAM Executive Committee has been obtained and the Deutsche Bank Americas Regional Cost Committee has been notified.



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                  Under the Foreign Corrupt Practices Act, Bank Bribery Law,
                  Elections Law and other applicable regulations, severe penalties may be imposed on Deutsche Bank and on individuals who violate these laws and regulations. Similar laws and regulations may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

                  Foreign Corrupt Practices Act Policy

                  https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be
                  8005bf6c/U.S.+Policy+on+Foreign+Corrupt+Practices+Act.pdf

         (ii)     Personal Political Contributions

                  Employees must pre-clear ALL political contributions before making or soliciting such contributions using the Political Contributions, Gift and Entertainment Management System ("PGEMS"). This includes contributions that are paid from accounts held in the name of the employee and those jointly held with others regardless of who made the contribution. A political contribution made on behalf of an employee's spouse, dependent children and/or unemancipated minors may all also need to be pre-cleared depending on State or Municipal reporting requirements.

                  No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest or the appearance of conflict. If a DeAM business unit engages in business with a particular governmental entity or official, Employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank. All political contributions should be made in accordance with DeAM policies and procedures.

                  For more information, please see:

                  U.S. Policy on Political and Lobbying Activities.

                  https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be8005bf
                  76/U.S.+Policy+on+Political+and+Lobbying+Activities.pdf

H.       Confidentiality

         Employees must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties and only on a need-to-know basis. In addition, the Deutsche Bank standards contained in the Confidential and Inside Information Policy, as well as those within the Code of Professional Conduct must be observed. Information Security Policy



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         https://dbpolicyportal.intranet.db.com/gpag/pdf/0901e5be80018963/
         Global_Group+Technology_Information+Security+Policy+(English+Language+
         Version).pdf

--------------------------------------------------------------------------------
VII.  SANCTIONS
--------------------------------------------------------------------------------

Any Employee who violates the Code may be subject to disciplinary actions, including possible dismissal. In addition, violations of the Code, including any Securities transactions executed in violation of the Code, such as short-term trading or trading during blackout periods, may subject the Employee to sanctions, ranging from warnings and trading privilege suspensions to financial penalties, including but not limited to, unwinding the trade and/or disgorging of the profits or other financial penalties. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

--------------------------------------------------------------------------------
VIII.  INTERPRETATIONS AND EXCEPTIONS
--------------------------------------------------------------------------------

DeAM Compliance shall have the right to make final and binding interpretations of the Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from DeAM Compliance before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of the Code shall be referred in advance of any contemplated transaction to DeAM Compliance.

In addition, DeAM has a Code of Ethics Sub-Committee that is empowered to administer, apply, interpret and enforce the Code.



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--------------------------------------------------------------------------------
                                    APPENDIX
--------------------------------------------------------------------------------

                                   SCHEDULE A


The following entities(7) have adopted the Deutsche Asset Management Code of
Ethics:


                          DB Absolute Return Strategies

                            DB Capital Advisers, Inc.

                          DB Investment Managers, Inc.

                         Deutsche Asset Management, Inc.

                          DeAM Investor Services, Inc.

                  Deutsche Investment Management Americas, Inc.

                         DWS Scudder Distributors, Inc.

                                DWS Trust Company

                        Investment Company Capital Corp.

                              RREEF America L.L.C.



--------------------------

(7) The references in the document to Employees include employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.


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                                   SCHEDULE B

                                   SUPPLEMENT
                                     TO THE
                 DEUTSCHE ASSET MANAGEMENT - U.S CODE OF ETHICS

                         RREEF America L.L.C. ("RREEF")

A-1. Effective Date. This Supplement to the Deutsche Asset Management - U.S. Code of Ethics (the "Code") shall be effective July 1, 2009. The Code and this Supplement shall replace and supersede the Supplement previously effective February 1, 2005.

A-2.     Applicability.

         The provisions of the Code will not apply to RREEF Management Company or to any employees of RREEF Management Company.

A-3. Additional Trading Restrictions. In addition to the restrictions set forth in the Code, no Employee who is covered under the Code shall, without the prior written approval of DeAM Compliance, acquire or sell any Real Estate Securities in any Employee or Employee Related Account. Approvals of acquisitionstransactions in these securities will may be granted only in extraordinary circumstances. Real Estate Securities shall include all publicly-traded Securities issued by any Real Estate Investment Trust ("REIT") or Real Estate Operating Company ("REOC"), as well as publicly-traded Securities issued by companies primarily engaged in the ownership, construction, management or sale of residential, commercial or industrial real estate that are included within the RREEF Securities Investment Team investment universe. These companies may include real estate master limited partnerships and real estate brokers and developers.

A-4. Conflict. In the event of any conflict or discrepancy between the terms of the Code and this Supplement with respect to any RREEF Employee, the terms of this Supplement shall govern.

Deutsche Asset Management - U.S. Code of Ethics             Deutsche Bank [LOGO]
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
DeAM - U.S. Code of Ethics Sanctions(1)
--------------------------------------------------- --------------------------------------------------------------------------------
Violation                                           Sanction
------------------------------------------------------------------------------------------------------------------------------------
Failure to Obtain Pre-Clearance
------------------------------------------------------------------------------------------------------------------------------------
  1st Violation                                     Written Warning
--------------------------------------------------- --------------------------------------------------------------------------------
  2nd Violation                                     Trading Prohibited for 30 Days
--------------------------------------------------- --------------------------------------------------------------------------------
  3rd Violation +                                   Trading Prohibited for 60 Days
------------------------------------------------------------------------------------------------------------------------------------
Failure to Comply with the with Same Day Rule(2)
------------------------------------------------------------------------------------------------------------------------------------
  1st Violation                                     Unwind the Trade/Disgorgement of Profit and Written Warning
--------------------------------------------------- --------------------------------------------------------------------------------
  2nd Violation                                     Unwind the Trade/Disgorgement of Profit and 30 Day Trading Ban
--------------------------------------------------- --------------------------------------------------------------------------------
  3rd Violation +                                   Unwind the Trade/Disgorgement of Profit and 60 Day Trading Ban
------------------------------------------------------------------------------------------------------------------------------------
Failure to Comply with the 7-Day Rule(2)
--------------------------------------------------- --------------------------------------------------------------------------------
  1st Violation                                     Unwind the Trade/Disgorgement of Profit and Written Warning
--------------------------------------------------- --------------------------------------------------------------------------------
  2nd Violation                                     Unwind the Trade/Disgorgement of Profit and 30 Day Trading Ban
--------------------------------------------------- --------------------------------------------------------------------------------
  3rd Violation +                                   Unwind the Trade/Disgorgement of Profit and 60 Day Trading Ban
------------------------------------------------------------------------------------------------------------------------------------
Failure to Comply with the with 30 Day Hold Rule
--------------------------------------------------- --------------------------------------------------------------------------------
  1st Violation                                     Written Warning
--------------------------------------------------- --------------------------------------------------------------------------------
  2nd Violation                                     Disgorgement of Profit and 30 Day Trading Ban
--------------------------------------------------- --------------------------------------------------------------------------------
  3rd Violation +                                   Disgorgement of Profit and 60 Day Trading Ban
------------------------------------------------------------------------------------------------------------------------------------
Other Material Violations
------------------------------------------------------------------------------------------------------------------------------------
Gifts & Entertainment / Political Contribution
--------------------------------------------------- --------------------------------------------------------------------------------
  1st Violation                                     Disciplinary Action as determined by DeAM Compliance
--------------------------------------------------- --------------------------------------------------------------------------------
  2nd Violation +                                   Severe Disciplinary Action as determined by DeAM Compliance
------------------------------------------------------------------------------------------------------------------------------------
Failure to File / Incomplete / Late 17j-1 Reporting (Quarterly Personal Securities Trading Reporting)(3)
------------------------------------------------------------------------------------------------------------------------------------
1st Violation
--------------------------------------------------- --------------------------------------------------------------------------------
  First Deadline Missed                             Written Warning
--------------------------------------------------- --------------------------------------------------------------------------------
  Second Deadline Missed                            30 Day Trading Ban with Escalation to Senior Management
--------------------------------------------------- --------------------------------------------------------------------------------
  Third Deadline Missed                             60 Day Trading Ban with Escalation to Senior Management with Note to Employee
                                                    File
--------------------------------------------------- --------------------------------------------------------------------------------
  Forth Deadline Missed +                           Severe Disciplinary Action as determined by DeAM Compliance
------------------------------------------------------------------------------------------------------------------------------------
2nd Violation
--------------------------------------------------- --------------------------------------------------------------------------------
  First Deadline Missed                             30 Day Trading Ban
--------------------------------------------------- --------------------------------------------------------------------------------
  Second Deadline Missed                            60 Day Trading Ban with Escalation to Senior Management
--------------------------------------------------- --------------------------------------------------------------------------------
  Third Deadline Missed                             90 Day Trading Ban with Escalation to Senior Management with Note to Employee
                                                    File
--------------------------------------------------- --------------------------------------------------------------------------------
  Forth Deadline Missed +                           Severe Disciplinary Action as determined by DeAM Compliance
------------------------------------------------------------------------------------------------------------------------------------
3rd Violation
--------------------------------------------------- --------------------------------------------------------------------------------
  First Deadline Missed                             60 Day Trading Ban with Escalation to Senior Management
--------------------------------------------------- --------------------------------------------------------------------------------
  Second Deadline Missed                            90 Day Trading Ban plus Disciplinary Action as determined by DeAM Compliance with Escalation to Senior Management with Note to Employee File
--------------------------------------------------- --------------------------------------------------------------------------------
  Third Deadline Missed +                           Severe Disciplinary Action as determined by DeAM Compliance
------------------------------------------------------------------------------------------------------------------------------------
Failure to File / Incomplete / Late Code of Ethics Annual Acknowledgement (including 17-j1 Annual Personal Holdings Report)
------------------------------------------------------------------------------------------------------------------------------------
Code of Ethics Annual Acknowledgement Period during the month of October.  Filed by:
--------------------------------------------------- --------------------------------------------------------------------------------
  Failure to file by due date                       Written Warning
--------------------------------------------------- --------------------------------------------------------------------------------
  Failure to file 15 calendar days after due date       30 Day Trading Ban with Escalation to Senior Management
--------------------------------------------------- --------------------------------------------------------------------------------
  Failure to file 30 calendar days after due date   60 Day Trading Ban with Escalation to Senior Management with Note to Employee
                                                    File
--------------------------------------------------- --------------------------------------------------------------------------------
  Failure to file more than 45 calendar day after   Severe Disciplinary Action as determined by DeAM Compliance due date
------------------------------------------------------------------------------------------------------------------------------------
Failure to File / Incomplete / Late INITIAL Code of Ethics Annual Acknowledgement (including 17-j1 Annual Personal Holdings Report)
--------------------------------------------------- --------------------------------------------------------------------------------
  After 10 calendar days after date of access       Written Warning
--------------------------------------------------- --------------------------------------------------------------------------------
  After 20 calendar days after date of access       Written Warning with Escalation to Senior Management
--------------------------------------------------- --------------------------------------------------------------------------------
  After 30 calendar days after date of access       30 Day Trading Ban with Escalation to Senior Management
--------------------------------------------------- --------------------------------------------------------------------------------
  After 40 calendar days after date of access       60 Day Trading Ban plus Disciplinary Action as determined by DeAM Compliance with Escalation to Senior Management with Note to Employee File
--------------------------------------------------- --------------------------------------------------------------------------------


PLEASE READ THE IMPORTANT NOTES ON THE FOLLOWING PAGE.


---------------------------------------

(1) DeAM Compliance may take financial hardship into consideration in applying a trading prohibition. Please see important notes below for more information regarding financial hardship.

(2) DeAM Compliance will take into consideration the employee's knowledge of portfolio trading and the severity and frequency of the violation in final determination of unwinding trades, profits disgorged and other disciplinary action, if any.

(3) Deadlines are defined by DeAM Compliance and generally follow approximate 15-day periods after the First Deadline and are adjusted for the calendar month. You will be notified of the First Deadline in specific communications from DeAM Compliance when warranted. Subsequent deadlines will be communicated as appropriate when sanctions are levied. 20
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--------------------------------------------------------------------------------

DeAM - U.S. Code of Ethics Sanctions continued.


Important Notes

         o Deutsche Asset Management Compliance will consider certain Code of Ethics infractions on a case-by-case basis in determining a final decision on the technicality or materiality of the violation itself, as well as the (if applicable) ensuing sanctions levied on the employee.

         o The Sanctions listed in this document are guidelines. Deutsche Asset Management Compliance will solely determine the factors used in arriving in any decisions made apart from this DeAM Sanctions Schedule.

         o Final disciplinary sanctions will be determined by DeAM Compliance and Senior Management, which will take into consideration such factors, which include, but are not limited to, the period of time between violations, financial hardship, the employee's knowledge of portfolio trading and trading system technical difficulties. For example, violations occurring within a 24-month period will be taken into consideration, but will not be given full weight in the determination of disciplinary action.

         o Financial hardship may include the inability to pay for tuition and medical expenses and the inability to purchase a home. This will be determined on a case-by-case basis.

         o All violations will be reviewed on a rolling 1-year period and sanctions for second and third violations will be applicable if the violations occur within the same year.

         o Multiple simultaneous violations will be subject to all the applicable sanctions. For example, a portfolio manager who fails to obtain pre-clearance (2nd violation) and simultaneously violates the Same Day Rule (2nd violation), will be subject to a 60 Day Trading Ban (30+30) and be required to unwind the trade and disgorge any profit.

         o Multiple trading prohibitions are cumulative. Employees receiving multiple trading bans for a violation (as a result of missing multiple deadlines) will have a trading ban period equal to the sum of the multiple trading bans. For example, employees receiving a 30 Day Trading Ban for missing a First Deadline for filing, and subsequently a 60 Day Trading Ban for missing a Second Deadline for filing will have a Trading Ban period equal to 90 days.

         o Violations are noted in the employee's DeAM Compliance file, and may also be noted in the employee's personnel file, depending on the nature and severity of the violation.

         o Violations of the Code of Ethics are reported to Compliance Senior Management for review.

         o Continued violation of the Code of Ethics may subject you to severe penalties, including possible termination.




                                       21